UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2011
Alleghany Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, 17th Floor, New York, New York	10036

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 752-1356
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     This Current Report on Form 8-K/A updates information provided in a Current Report on Form 8-K filed by Alleghany Corporation (“Alleghany”) on May 4, 2011 (the “Original 8-K”). The Original 8-K reported the results of matters submitted to a vote at Alleghany’s Annual Meeting of Stockholders held on April 29, 2011 (the “Annual Meeting”), including a non-binding advisory vote on the frequency of future stockholder advisory votes on Alleghany executive compensation.
     At its meeting on June 21, 2011, the Board of Directors (the “Board”) of Alleghany determined to hold future non-binding stockholder advisory votes on Alleghany executive compensation on an annual basis. Such Board determination is consistent with the recommendation of the Board and the preference of Alleghany stockholders, as represented by their votes at the Annual Meeting. The Board’s determination in this regard will remain in effect until the Board decides to hold the next stockholder advisory vote on the frequency of advisory stockholder votes on Alleghany’s executive compensation, which shall be no later than the Annual Meeting of Stockholders in 2017.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2011	ALLEGHANY CORPORATION
	By:	/s/Roger B. Gorham
		Name:	Roger B. Gorham
		Title:	Senior Vice President and chief financial officer

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